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                                                                  Exhibit (a)(3)

                           NEW ENGLAND FUNDS TRUST III

                        Amendment No. 2 to the Agreement
                            and Declaration of Trust


         The undersigned, being at least a majority of the Trustees of New England Funds Trust III (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Agreement and Declaration of Trust (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of State of the Commonwealth of Massachusetts, as follows:

    1. The first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

         Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of an Series or class, each of the following Series shall be, and is hereby, established and designated as a Multi-Class Series: (1) New England Equity Income Fund, (2) New England Bullseye Fund (3) New England Core Equity Fund (4) New England Stock and Bond Fund (5) New England Select Fund (6) New England Small Cap Value Fund (7) New England Small Cap Growth Fund and (8) New England Total Return Bond Fund.

         The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the 12th day of February, 1999.

/s/ Graham Allison                          /s/ Sandra O. Moose
    -------------------                         ------------------
    Graham Allison                              Sandra O. Moose

/s/ Daniel M. Cain                          /s/ John A. Shane
    -------------------                         ------------------
    Daniel M. Cain                              John A. Shane

/s/ Kenneth J. Cowan                        /s/ Peter S. Voss
    -------------------                         ------------------
    Kenneth J. Cowan                            Peter S. Voss

/s/ Richard Darman                          /s/ Pendleton P. White
    -------------------                         ------------------
    Richard Darman                              Pendleton P. White